Exhibit 10.4

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is entered into on the date set forth on the last page of this Agreement (the “Grant Date”) by and between MISONIX, INC., a New York corporation with its principal offices at 1938 New Highway, Farmingdale, New York 11735 (the “Company”), and STAVROS G. VIZIRGIANAKIS, an individual with an address at No. 16, Idle Wild, 33 Outspan Road, Riverclub, Gauteng 2191, South Africa (the “Grantee”).

WHEREAS, the Company has adopted the MISONIX, INC. 2014 Employee Equity Incentive Plan (the “Plan”) pursuant to which a Stock Award (as defined in the Plan ) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the Stock Award provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.        Grant of Restricted Stock. Pursuant to Section 8.1 of the Plan, and subject to the conditions of the employment agreement, dated December 15, 2016, by and between the Company and the Grantee (the “Employment Agreement”), the Company hereby issues to the Grantee on the Grant Date a Stock Award consisting of 133,000 Shares of the Company subject to the terms, conditions and restrictions set forth in this Agreement and the Plan (during such restricted period, the “Restricted Stock”). Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

2.        Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company pursuant to the Employment Agreement.

3.        Restricted Period; Vesting.

3.1           Except as otherwise provided herein, the Restricted Stock will vest only if: (a) the Grantee remains employed by the Company or any of its Affiliates through the date the Performance Conditions (as defined below) are achieved (“Continuous Service”) and (b) both of the following conditions (the “Performance Conditions”) are satisfied simultaneously: (i) at any time prior to the fifth anniversary of the Grant Date, the most recent publicly reported trailing four (4) fiscal quarter revenue of the Company (exclusive of the impact of any acquisitions after the Grant Date) is at least $48,000,000 and (ii) the closing Share price is at least $13.00 per Share (subject to adjustment for stock splits, stock dividends and the like) for ten (10) consecutive trading days. If the Grantee ceases to provide Continuous Service or the Performance Conditions are not met prior to the fifth anniversary of the Grant Date, the Grantee’s unvested Restricted Stock as of such date shall be automatically forfeited and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement. The period over which the Restricted Stock vests is referred to as the “Restricted Period”.

3.2           The foregoing vesting provisions notwithstanding, the Restricted Stock shall be subject to the accelerated vesting and forfeiture provisions set forth in Article IX of the Plan; provided, that notwithstanding the acceleration provisions of Section 9.6 of the Plan the acceleration of vesting upon the occurrence of a Change-In-Control shall occur only if the price per Share in such Change-In-Control is at least $13.00 per Share (subject to adjustment for stock splits, stock dividends and the like).

4.        Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such Shares shall immediately terminate without any payment or consideration by the Company.

5.        Rights as Shareholder; Dividends.

5.1           The Grantee shall be the record owner of the Restricted Stock until the Shares are sold or otherwise disposed of, and shall be entitled to receive all dividends or other distributions paid with respect to such Shares. The Grantee shall have the right to vote the Restricted Stock.

5.2           The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests.

5.3           If the Grantee forfeits any rights he has under this Agreement in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such Shares.

6.        No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause. All of such rights and the Company’s discretion shall be as set forth in the Employment Agreement.

7.        Adjustments. If any change is made to the outstanding Stock or the capital structure of the Company, the Shares shall be adjusted or terminated as contemplated by Section 9.1 of the Plan.

8.        Tax Liability and Withholding.

8.1          The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)          tendering a cash payment.

(b)          authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock.

(c)          delivering to the Company previously owned and unencumbered Shares.

8.2         Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any Shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.

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9.        Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election. Unless otherwise required by a definitive future IRS position to the contrary, to the extent the Grantee timely files a Section 83(b) Election with respect to the Restricted Stock, the Company shall not report additional income upon vesting of the Restricted Stock.

10.       Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the reasonable satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.       Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Shares are then listed or quoted.

12.       Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.       Governing Law; Jurisdiction.

(a)          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT THE COURTS OF THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS ARISING BETWEEN THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF SAID COURTS FOR ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN SAID COURTS.

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(b)          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF ANY HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

14.       Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review.

15.       Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a direct conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

16.       Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

17.       Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18.       Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

19.       Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s consent.

20.       No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

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22.       Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying Shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition. The Grantee hereby represents that he has consulted such a tax advisor prior to the Grant Date.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below.

MISONIX, INC.

By:	/s/ Joseph P. Dwyer
Name: Joseph P. Dwyer
Title: Interim CFO

Grant Date: December 15, 2016

GRANTEE:

/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis

Signature Page to Restricted Stock Award Agreement